Exhibit 4.19

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

The following description sets forth certain material terms and provisions of AGNC Investment Corp.’s securities that are registered under Section 12 of the Securities Exchange Act of 1934, as amended.
The description below does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on April 23, 2020 (the “Charter”), our Amended and Restated Bylaws (the “Bylaws”), as in effect since March 11, 2021 and each prospectus, prospectus supplement and certificate of designations which was filed with the U.S. Securities and Exchange Commission (“SEC”), as applicable, at or prior to the time of sale of the related security. If so indicated in the applicable prospectus supplement, the terms of any such security may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular security and the applicable prospectus, the prospectus supplement controls. When used in this exhibit, the terms “AGNC,” “we,” “our” and “us” refer solely to AGNC Investment Corp. and not to its subsidiaries. We urge you to read our Charter, as amended, our Bylaws and each prospectus, prospectus supplement and certificate of designations applicable to the related security in their entirety.
As of December 31, 2022, we had six classes of registered securities listed on The Nasdaq Global Select Market, our common stock and 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, and 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock.
DESCRIPTION OF EQUITY SECURITIES
General
Our Charter provides that we may issue up to 1,500,000,000 shares of common stock and 10,000,000 shares of preferred stock, both having a par value of $0.01 per share. Of these shares of preferred stock, 13,800 shares have been designated as our 7.00% Series C Fixed-to-Floating Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”), 10,350 shares have been designated as our 6.875% Series D Fixed-to-Floating Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), 16,100 shares have been designated as our 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), 23,000 shares have been designated as our 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”), and 6,900 shares have been designated as our 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock (“Series G Preferred Stock”). As of December 31, 2022, 574,566,747 shares of our common stock, 13,000 shares of our Series C Preferred Stock, 9,400 shares of our Series D Preferred Stock, 16,100 shares of our Series E Preferred Stock, 23,000 shares of our Series F Preferred Stock, and 6,000 shares of our Series G Preferred Stock were issued and outstanding.
Common Stock
Voting Rights
Subject to the restrictions contained in our Charter regarding the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, our common stockholders are entitled to one vote per share. Our common stockholders are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all holders of our common stock present in person or represented by proxy, voting together as a single class; provided, that if the number of nominees for director exceeds the number of directors to be elected at our annual meeting, each director shall be elected by a plurality of the votes cast. Except as otherwise provided by law, amendments to our Charter must be approved by a majority or, with respect to provisions relating to the powers, numbers, classes, elections, terms and removal of our directors, the ability to fill vacancies on our Board of Directors and our election to qualify as a REIT, 66% of the combined voting power of all shares of all classes of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Dividend Rights
Subject to the restrictions contained in our Charter regarding the transfer and ownership of our capital stock, our common stockholders will share ratably (based on the number of common shares held) if and when any dividend is declared by our Board of Directors.
Liquidation Rights
On our liquidation, dissolution or winding up, each of our common stockholders will be entitled to a pro rata dividend of any assets available for distribution to common stockholders.
Other Matters
In the event of our merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all of our common stockholders will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).
Preferred Stock
Description of Series C Preferred Stock Underlying Our Depositary Shares
On August 17, 2017, we filed a certificate of designations (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 13,800 shares of our Series C Preferred Stock with the powers, designations, preferences and other rights set forth in the Series C Certificate of Designations. The Series C Certificate of Designations became effective upon filing on August 17, 2017. On August 22, 2017, we issued 13,000 shares of the Series C Preferred Stock, which shares were deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, against which depositary receipts evidencing 13,000,000 depositary shares were issued, all of which remain outstanding as of December 31, 2022. Each depositary share represents 1/1,000th of a share of Series C Preferred Stock. The depositary shares underlying the Series C Preferred Stock are listed on the Nasdaq Global Select Market under the symbol “AGNCN.”
Ranking. The Series C Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiary and any future subsidiaries.
Distributions. Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series C Preferred Stock from and including the date of original issuance to, but not including, October 15, 2022 (the “Fixed Rate Period”) was at the rate of 7.00% of the $25,000 liquidation preference per share of Series C Preferred Stock per annum (equivalent to $1,750 per annum per share of Series C Preferred Stock or $1.75 per annum per depositary share). On and after October 15, 2022 (the “Floating Rate Period”), dividends on the Series C Preferred Stock began accumulating at a percentage of the $25,000 liquidation preference per share of Series C Preferred Stock equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 5.111%. Dividends on the Series C Preferred Stock accumulate daily and are cumulative from, and including, the date of original issue (August 22, 2017) and are payable quarterly in arrears on the 15th day of each January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends accumulate and are cumulative from, and including, the date of original issuance. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will be payable to holders of record as they appear in our stock records for the Series C Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, in which the applicable dividend payment date falls.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25,000 per share ($25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock that we may issue that ranks junior to the Series C Preferred Stock as to liquidation rights.
Redemption. The Series C Preferred Stock became redeemable on October 15, 2022. We may, at our option, redeem any or all of the shares of the Series C Preferred Stock at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control (as defined in the Series C Certificate of Designations), we may, at our option, redeem any or all of the shares of Series C Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date.
Maturity. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series C Preferred Stock.
Voting Rights. Holders of Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series C Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series C Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our Charter so as to materially and adversely affect any rights of the Series C Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to our election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series C Certificate of Designations)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series C Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Description of Series D Preferred Stock Underlying Our Depositary Shares
On March 5, 2019, we filed a certificate of designations (the “Series D Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 10,350 shares of our Series D Preferred Stock with the powers, designations, preferences and other rights set forth in the Series D Certificate of Designations. The Series D Certificate of Designations became effective upon filing on March 5, 2019. On March 6, 2019, we issued 9,000 shares of the Series D Preferred Stock, which shares were deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, against which depositary receipts evidencing 9,000,000 depositary shares were issued, and on March 20, 2019, we subsequently issued an additional 400 shares of the Series D Preferred Stock, which shares were deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, against which depositary receipts evidencing 400,000 depositary shares were issued, all of which remain outstanding as of December 31, 2022. Each depositary share represents 1/1,000th of a share of Series D Preferred Stock. The depositary shares underlying the Series D Preferred Stock are listed on the Nasdaq Global Select Market under the symbol “AGNCM.”
Ranking. The Series D Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including the Series D Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiary and any future subsidiaries.
Distributions. Holders of shares of the Series D Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series D Preferred Stock from and including the date of original issuance to, but not including, April 15, 2024 (the “Fixed Rate Period”) is at the rate of 6.875% of the $25,000 liquidation preference per share of Series D Preferred Stock per annum (equivalent to $1,718.75 per annum per share of Series D Preferred Stock or $ 1.71875 per annum per depositary share). On and after April 15, 2024 (the “Floating Rate Period”), dividends on the Series D Preferred Stock will accumulate at a percentage of the $25,000 liquidation preference per share of Series D Preferred Stock equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 4.332%. Dividends on the Series D Preferred Stock accumulate daily and are cumulative from, and including, the date of original issue (March 6, 2019) and are payable quarterly in arrears on the 15th day of each January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends accumulate and are cumulative from, and including, the date of original issuance. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will be payable to holders of record as they appear in our stock records for the Series D Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, in which the applicable dividend payment date falls.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series D Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25,000 per share ($25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock that we may issue that ranks junior to the Series D Preferred Stock as to liquidation rights.
Redemption. The Series D Preferred Stock will not be redeemable by us prior to April 15, 2024, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series D Certificate of Designations). On or after April 15, 2024, we may, at our option, redeem any or all of the shares of the Series D Preferred Stock at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date.

In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series D Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date.
Maturity. The Series D Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series D Preferred Stock.
Voting Rights. Holders of Series D Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series D Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series D Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series D Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series D Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our Charter so as to materially and adversely affect any rights of the Series D Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right (subject to our election to redeem the Series D Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series D Certificate of Designations)) to convert some or all of the Series D Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series D Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series D Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Description of Series E Preferred Stock Underlying Our Depositary Shares
On October 2, 2019, we filed a certificate of designations (the “Series E Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 16,100 shares of our Series E Preferred Stock with the powers, designations, preferences and other rights set forth in the Series E Certificate of Designations. The Series E Certificate of Designations became effective upon filing on October 2, 2019. On October 3, 2019, we issued 16,100 shares of the Series E Preferred Stock, which shares were deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, against which depositary receipts evidencing 16,100,000 depositary shares were issued, all of which remain outstanding as of December 31, 2022. Each depositary share represents 1/1,000th of a share of Series E Preferred Stock. The depositary shares underlying the Series E Preferred Stock are listed on the Nasdaq Global Select Market under the symbol “AGNCO.”
Ranking. The Series E Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series E Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including the Series E Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series E Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiary and any future subsidiaries.
Distributions. Holders of shares of the Series E Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series E Preferred Stock from and including the date of original issuance to, but not including, October 15, 2024 (the “Fixed Rate Period”) is at the rate of 6.50% of the $25,000 liquidation preference per share of Series E Preferred Stock per annum (equivalent to $1,625 per annum per share of Series E Preferred Stock or $1.625 per annum per depositary share). On and after October 15, 2024 (the “Floating Rate Period”), dividends on the Series E Preferred Stock will accumulate at a percentage of the $25,000 liquidation preference per share of Series E Preferred Stock equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 4.993%. Dividends on the Series E Preferred Stock accumulate daily and are cumulative from, and including, the date of original issue (October 3, 2019) and are payable quarterly in arrears on the 15th day of each January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends accumulate and are cumulative from, and including, the date of original issuance. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will be payable to holders of record as they appear in our stock records for the Series E Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, in which the applicable dividend payment date falls.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series E Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series E Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25,000 per share ($25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock that we may issue that ranks junior to the Series E Preferred Stock as to liquidation rights.
Redemption. The Series E Preferred Stock will not be redeemable by us prior to October 15, 2024, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series E Certificate of Designations). On or after October 15, 2024, we may, at our option, redeem any or all of the shares of the Series E Preferred Stock at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series E Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date.
Maturity. The Series E Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series E Preferred Stock.
Voting Rights. Holders of Series E Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series E Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series E Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series E Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series E Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series E Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our Charter so as to materially and adversely affect any rights of the Series E Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right (subject to our election to redeem the Series E Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series E Certificate of Designations)) to convert some or all of the Series E Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series E Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Description of Series F Preferred Stock Underlying Our Depositary Shares
On February 10, 2020, we filed a certificate of designations (the “Series F Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 23,000 shares of our Series F Preferred Stock with the powers, designations, preferences and other rights set forth in the Series F Certificate of Designations. The Series F Certificate of Designations became effective upon filing on February 10, 2020. On February 11, 2020, we issued 23,000 shares of the Series F Preferred Stock, which shares were deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, against which depositary receipts evidencing 23,000,000 depositary shares were issued, all of which remain outstanding as of December 31, 2022. Each depositary share represents 1/1,000th of a share of Series F Preferred Stock. The depositary shares underlying the Series F Preferred Stock are listed on the Nasdaq Global Select Market under the symbol “AGNCP.”
Ranking. The Series F Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series F Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including the Series F Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series F Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiary and any future subsidiaries.
Distributions. Holders of shares of the Series F Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series F Preferred Stock from and including the date of original issuance to, but not including, April 15, 2025 (the “Fixed Rate Period”) is at the rate of 6.125% of the $25,000 liquidation preference per share of Series F Preferred Stock per annum (equivalent to $1,531.25 per annum per share of Series F Preferred Stock or $ 1.53125 per annum per depositary share). On and after April 15, 2025 (the “Floating Rate Period”), dividends on the Series F Preferred Stock will accumulate at a percentage of the $25,000 liquidation preference per share of Series F Preferred Stock equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 4.697%. Dividends on the Series F Preferred Stock accumulate daily and are cumulative from, and including, the date of original issue (February 11, 2020) and are payable quarterly in arrears on the 15th day of each January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends accumulate and are cumulative from, and including, the date of original issuance. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will be payable to holders of record as they appear in our stock records for the Series F Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, in which the applicable dividend payment date falls.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series F Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series F Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25,000 per share ($25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock that we may issue that ranks junior to the Series F Preferred Stock as to liquidation rights.
Redemption. The Series F Preferred Stock will not be redeemable by us prior to April 15, 2025, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series F Certificate of Designations). On or after April 15, 2025, we may, at our option, redeem any or all of the shares of the Series F Preferred Stock at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series F Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date.
Maturity. The Series F Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series F Preferred Stock.
Voting Rights. Holders of Series F Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series F Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series F Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series F Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series F Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series F Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our Charter so as to materially and adversely affect any rights of the Series F Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right (subject to our election to redeem the Series F Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series F Certificate of Designations)) to convert some or all of the Series F Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series F Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series F Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Description of Series G Preferred Stock Underlying Our Depositary Shares
On September 13, 2022, we filed a certificate of designations (the “Series G Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 6,900 shares of our Series G Preferred Stock with the powers, designations, preferences and other rights set forth in the Series G Certificate of Designations. The Series G Certificate of Designations became effective upon filing on September 13, 2022. On September 14, 2022, we issued 6,000 shares of the Series G Preferred Stock, which shares were deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, against which depositary receipts evidencing 6,000,000 depositary shares were issued, all of which remain outstanding as of December 31, 2022. Each depositary share represents 1/1,000th of a share of Series G Preferred Stock. The depositary shares underlying the Series G Preferred Stock are listed on the Nasdaq Global Select Market under the symbol “AGNCL.”
Ranking. The Series G Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series G Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including the Series G Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series G

Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiary and any future subsidiaries.
Distributions. Holders of shares of the Series G Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series G Preferred Stock from and including the date of original issuance to, but not including, October 15, 2027 is at the rate of 7.75% of the $25,000 liquidation preference per share of Series G Preferred Stock per annum (equivalent to $1,937.50 per annum per share of Series G Preferred Stock or $1.93750 per annum per depositary share). On and after October 15, 2027, dividends on the Series G Preferred Stock will accumulate at a percentage of the $25,000 liquidation preference per share of Series G Preferred Stock during each reset period at a rate per annum equal to the five-year U.S. Treasury Rate as of the most recent dividend determination date plus a spread of 4.39% per annum. The “reset period” means the period from, and including, the first reset date and each date falling on the fifth anniversary of the preceding reset date but excluding the next following reset date. Dividends on the Series G Preferred Stock are payable quarterly in arrears on the 15th day of each January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends accumulate and are cumulative from, and including, the date of original issuance. Dividends payable for any dividend period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series G Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, in which the applicable dividend payment date falls.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series G Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series G Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25,000 per share ($25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock that we may issue that ranks junior to the Series G Preferred Stock as to liquidation rights.
Redemption. The Series G Preferred Stock will not be redeemable by us prior to October 15, 2027, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series G Certificate of Designations). On or after October 15, 2027, we may, at our option, redeem any or all of the shares of the Series G Preferred Stock at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series G Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date.
Maturity. The Series G Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series G Preferred Stock.
Voting Rights. Holders of Series G Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series G Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series G Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series G Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series G Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the

Series G Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our Charter so as to materially and adversely affect any rights of the Series G Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (subject to our election to redeem the Series G Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series G Certificate of Designations)) to convert some or all of the Series G Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series G Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Restrictions on Ownership and Transfer of Our Capital Stock
In order to qualify as a REIT under the Internal Revenue Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.
Our Charter, subject to certain exceptions, contains restrictions on the number of shares of our common stock and our capital stock that a person may own and may prohibit certain entities from owning our shares. Our Charter provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock. Pursuant to our Charter, our Board of Directors has the power to increase or decrease the percentage of our common stock and our capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common stock or our capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common stock or our capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common stock or our capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit. If our Board of Directors changes the stock ownership limit, it will (i) notify each stockholder of record of any such change, and (ii) publicly announce any such change, in each case at least 30 days prior to the effective date of such change.
Our Charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. In addition, no such person may own an interest in any tenant that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our Board of Directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our Board of Directors such conditions, representations and undertakings as our Board of Directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our Board of Directors may also require a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our Charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our Charter, our Charter provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our Charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our Charter.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
Our Charter and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless the takeover or change in control is approved by our Board of Directors. In addition to the above-described restrictions regarding the transfer and ownership of our capital stock, these provisions include the following:
Stockholder Action by Written Consent
Our Charter provides that stockholder action may not be taken by written consent in lieu of a meeting and that stockholder action may be taken only at an annual or special meeting of stockholders.
Elimination of the Ability to Call Special Meetings
Our Bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chief executive officer, pursuant to a resolution adopted by a majority of our Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings, or by the chair of our Board of Directors. Stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.
Removal of Directors; Board of Directors Vacancies
Our Charter provides that members of our Board of Directors may be removed at any time with or without cause, with the affirmative vote of the holders of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. Our Bylaws provide that only our Board of Directors may fill vacant directorships. These provisions would prevent a stockholder from gaining control of our Board of Directors by removing incumbent directors and filling the resulting vacancies with such stockholder’s own nominees.
Amendment of Certificate of Incorporation and By-laws
The General Corporation Law of the State of Delaware, or DGCL, provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation’s certificate of incorporation or by-laws, unless the certificate of incorporation requires a greater percentage. Our Charter generally requires the approval of both a majority of the combined voting power of all the classes of shares of our capital stock entitled to vote generally in the election of directors and a majority of the members of our Board of Directors to amend any provisions of our Charter except that provisions of our Charter relating to the powers, numbers, classes, elections, terms and removal of our directors, the ability to fill vacancies on our Board of Directors and our election to qualify as a REIT requires the affirmative vote of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. In addition, our Charter (i) grants our Board of Directors the authority to amend and repeal our Bylaws without a stockholder vote in any manner not inconsistent with the DGCL and (ii) requires that stockholders may only amend our Bylaws with the affirmative vote of 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors.
The foregoing provisions of our Charter and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Section 203 of the DGCL
We will not be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly- held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. In our original certificate of incorporation, we elected not to be bound by Section 203.